Exhibit 5.2

Law Offices

One Logan Square, Ste. 2000
Philadelphia, PA
19103-6996

 215-988-2700 phone
 215-988-2757 fax
[intentionally omitted]

CALIFORNIA
DELAWARE
ILLINOIS
NEW JERSEY
NEW YORK
PENNSYLVANIA
WASHINGTON DC
WISCONSIN

March 7, 2014

Credit Suisse Securities (USA) LLC
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
RBS Securities Inc.
U.S. Bancorp Investments, Inc.
as Representatives of the several
Underwriters named in Schedule I
to the Pricing Agreement
hereinafter described

Ladies and Gentlemen:

We have acted as special Pennsylvania counsel to Aetna Inc., a Pennsylvania corporation (the “Company”), in connection with the execution and delivery of, and the closing held today under, the Underwriting Agreement dated May 1, 2012 (the “Underwriting Agreement”) among the Company and Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Securities Inc. and U.S. Bancorp Investments, Inc., as representatives of the several Underwriters (the “Underwriters”) named in Schedule I of the Pricing Agreement dated March 4, 2014 (the “Pricing Agreement”) among the Company and the Underwriters, providing, collectively, for the issuance and sale by the Company of its 2.200% Senior Notes due March 15, 2019 in the aggregate principal amount of $375,000,000 (the “2019 Notes”) and its 4.750% Senior Notes due March 15, 2044 in the aggregate principal amount of $375,000,000 (the “2044 Notes,” and together with the 2019 Notes, collectively, the “Designated Securities”).  We understand that the Designated Securities are being issued and sold pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-178272) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), the prospectus dated December 2, 2011, included therein, the preliminary prospectus supplement dated March 4, 2014 and the final prospectus supplement dated March 4, 2014 to the prospectus included in the Registration Statement, each as filed with the Commission pursuant to Rule 424(b) under the Securities Act.  This opinion is being delivered to you at the request of the Company pursuant to Section 9(d) of the Underwriting Agreement.  Capitalized terms not defined herein have the meanings specified in the Underwriting Agreement.

For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Underwriting Agreement, the Pricing Agreement, the Indenture, the Supplemental Indenture, the forms of the Designated Securities, the Amended and Restated Articles of Incorporation and Amended and Restated By-laws of the Company, and such corporate records and other agreements, instruments and documents and such certificates of the Company or comparable documents of public officials and officers and representatives of the Company, have made such inquiries of such officers and representatives of the Company and have considered such matters of law as we have deemed appropriate as the basis of the opinions hereinafter set forth.  In all such examinations, we have assumed the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original

Credit Suisse Securities (USA) LLC
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
RBS Securities Inc.
U.S. Bancorp Investments, Inc.
as Representatives of the
several Underwriters
March 7, 2014

documents of documents submitted to us as copies, and the accuracy and completeness of all records and other information made available to us by the Company.  We have also assumed that you and each of the Underwriters have acted in good faith and without notice of any fact that has caused you or any of the Underwriters to reach any conclusion contrary to any of the opinions stated in this letter.

As to questions of fact material to this opinion, we have relied upon the accuracy of certificates and other comparable documents of officers and representatives of the Company, upon statements made to us in discussions with the Company’s management and upon certificates of public officials.  Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

The opinion in paragraph 1 concerning the corporate existence of the Company is based on a certificate dated March 4, 2014 from the Pennsylvania Department of State.

We express no opinion as to the effect on the following opinions of (a) the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania, (b) any state securities laws or “blue sky” laws or (c) any insurance, insurance holding company or insurance securities laws.  Without limiting the generality of the foregoing, we give no opinion as to any federal securities laws.

Based on the foregoing, and subject to the qualifications, limitations and assumptions stated herein, we advise you that, in our opinion:

1.	The Company has been duly incorporated and remains validly subsisting as a corporation under the laws of the Commonwealth of Pennsylvania.

2.	The Underwriting Agreement and the Pricing Agreement have been duly authorized, executed and delivered by the Company.

3.
The Designated Securities have been duly authorized by the Company; assuming the due authentication of the Designated Securities by the Trustee, the Designated Securities have been duly issued, executed and delivered by the Company.

4.	The Indenture and the Supplemental Indenture have been duly authorized, executed and delivered by the Company.

5.	The issuance and sale of the Designated Securities and the performance by the Company of its obligations under the Designated Securities, the Indenture, the

Credit Suisse Securities (USA) LLC
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
RBS Securities Inc.
U.S. Bancorp Investments, Inc.
as Representatives of the
several Underwriters
March 7, 2014

Supplemental Indenture, the Underwriting Agreement and the Pricing Agreement will not result in any violation of (i) the provisions of the Amended and Restated Articles of Incorporation or the Amended and Restated By-Laws of the Company or (ii) any statute of the Commonwealth of Pennsylvania or any order, rule or regulation known to us of any court or governmental agency or body of the Commonwealth of Pennsylvania having jurisdiction over the Company or any of its properties, except, with respect to clause (ii), such violations as would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole and would not have a material adverse effect on the issuance or sale of the Designated Securities.

6.
Under the laws of the Commonwealth of Pennsylvania, no consent, approval, authorization, order, registration, filing or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Designated Securities in accordance with the Indenture, the Supplemental Indenture, the Underwriting Agreement and the Pricing Agreement except for such consents, approvals, authorizations, orders, registrations, filings or qualifications that, if not obtained, would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole.

Sullivan & Cromwell LLP and Davis Polk & Wardwell LLP may rely on this opinion as if addressees hereon for the purposes of their opinions dated March 7, 2014 and delivered to you.  We hereby consent to the filing of this opinion as an exhibit to a report on Form 8-K to be filed by the Company on the date hereof and its incorporation by reference into the Registration Statement.  In addition, we consent to the reference to our name under the caption “Validity of the Notes” in the prospectus supplement which is a part of the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.  We further advise you that the opinions given herein are given as of the date hereof, limited by facts, circumstances and laws in effect as of such date, and that by rendering these opinions we undertake no obligation to advise you with respect to any changes therein.

Very truly yours,
/s/ DRINKER BIDDLE & REATH LLP
DRINKER BIDDLE & REATH LLP